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                                                                   Exhibit 4(d)
                                FOURTH AMENDMENT
                                       TO
                                RIGHTS AGREEMENT

                           THIS FOURTH AMENDMENT TO RIGHTS AGREEMENT (this
"Amendment") is entered into as of January 21, 1997, between Oglebay Norton Company, a Delaware corporation (the "Company), and KeyBank National Association, successor by merger to and formerly known as Society National Bank, as Rights Agent (the "Rights Agent"). This Amendment modifies and amends the Amended and Restated Rights Agreement, dated as of February 22, 1989, between the Company and the Rights Agent, as amended to date (as amended, the "Rights Agreement").

                           IN CONSIDERATION OF the premises and mutual
agreements herein set forth, the Company and the Rights Agent agree as follows:

                           1.  DELETION OF SECTION 1(b).  Section 1(b) of the
Rights Agreement, the definition of "Adverse Person", is deleted.

                           2.  AMENDMENT OF SECTION 1(h).  Section 1(h) of the
Rights Agreement is amended to read as follows:

                           "(h) 'Continuing Director' shall mean any individual who is a member of the Board of Directors of the Company, while such individual is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was a member of the Board prior to the earlier of (i) the Shares Acquisition Date and (ii) the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, and any successor of a Continuing Director, while such successor is a member of the Board, who is not an Acquiring Person, an Affiliate or Associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate and was recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors."



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                           3.  AMENDMENT OF SECTION 1(o).  Section 1(o) of the
Rights Agreement is amended to read as follows:

                           "(o) 'Substantial Block' shall mean a number of shares of Common Stock which equals or exceeds 15% of the number of shares of the Common Stock then outstanding."

                           4.  AMENDMENT OF FIRST SENTENCE OF SECTION 3(a).
The first sentence of Section 3(a) of the Rights Agreement is amended to read as follows:

                           "(a) Until the tenth calendar day after the Shares Acquisition Date (the "Distribution Date"), (i) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the Common Stock registered in the names of the holders of the Common Stock (which certificates for the Common Stock shall also be deemed to be Right Certificates) and not by separate Right Certificates, and (ii) the right to receive Right Certificates will be transferable only in connection with the transfer of the Common Stock."

                           5.  AMENDMENT OF SECTION 7(a) AND EXHIBIT B.  The
date "September 7, 1997," in each place that it appears in Section 7(a) of the Rights Agreement and in Exhibit B to the Rights Agreement, is changed to "December 18, 2006."

                           6.  AMENDMENT OF SECTION 7(b) AND EXHIBIT B.  The
dollar amount of "$65.00," in each place that it appears in Section 7(b) of the Rights Agreement and in Exhibit B to the Rights Agreement, is changed to "$130.00."

                           7.  AMENDMENT OF SECTION 11(a)(ii).  Section
11(a)(ii) of the Rights Agreement is amended to read as follows:

                           "(ii) in the event any Person (other than the Company, any Subsidiary, any employee benefit plan or employee stock ownership plan of the Company or of any Subsidiary or any Person organized, appointed or established by the Company or any Subsidiary for or pursuant to the terms of any such plan), alone or together with any of its Affiliates or Associates, becomes the Beneficial Owner of 15% or more of the Common Stock of the Company then outstanding, proper provision shall be made so that, from and after the close of business on the tenth calendar day after the first public announcement (by press release, filing made with the Securities and Exchange Commission, or otherwise) that such Person, alone or together with any of its Affiliates or Associates, has become such Owner, each holder of a Right (except as provided in Section 7(e)) shall thereafter have the right to receive, upon exercise of the Right in

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         accordance with the terms of this Agreement, one share of Common
         Stock of the Company for an Exercise Price of $5.00 per share (such shares are hereinafter referred to as the 'Adjustment Shares'); the number of such Adjustment Shares and the Exercise Price shall be subject to adjustment as provided in this Section 11."

                           8.  AMENDMENT OF SECTION 21.  The phrase "having a
principal office in the State of Ohio" as it appears in Section 21 of the Rights Agreement is deleted.

                           9.  AMENDMENT OF SECTION 23(a).  Section 23(a) of the
Rights Agreement is amended to read as follows:

                           "(a) The Board of Directors of the Company may, at its option, at any time prior to 5:00 p.m., Cleveland time, on the earlier of the close of business on (i) the tenth calendar day following the Shares Acquisition Date, or (ii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.05 per Right appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); PROVIDED, HOWEVER, that the Rights may not be redeemed on or after the earlier of (x) the Shares Acquisition Date and (y) the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, the Board of Directors of the Company unless Continuing Directors constitute a majority of the Board of Directors at the time of such redemption and such redemption is approved by a majority of the Continuing Directors then in office. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(a)(ii) prior to the expiration of the Company's right of redemption pursuant to this Section 23(a)."

                           10.  AMENDMENT OF SECTION 26.  Section 26 of the
Rights Agreement is amended to read as follows:

                           "Section 26. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any

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         ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (iii) prior to the close of business on the tenth calendar day following the Shares Acquisition Date, to change or supplement the provisions hereunder which the Company may deem to be in the interests of the Company and its stockholders; PROVIDED, HOWEVER, that this Agreement may not be supplemented or amended in any way (other than pursuant to clauses (i) and (ii) above) on or after the earlier of (x) the Shares Acquisition Date and (y) the commencement of, or first public announcement of the intent to commence, by any Person (other than the Company, any subsidiary of the Company, any employee benefit plan or employee stock ownership plan of the Company or of any subsidiary of the Company or any Person organized, appointed or established by the Company or any subsidiary of the Company for or pursuant to the terms of any such plan), a tender or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person, unless Continuing Directors constitute a majority of the Board of Directors at the time of such supplement or amendment and such supplement or amendment is approved by a majority of the Continuing Directors then in office. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment unless the Rights Agent determines in good faith that such supplement or amendment would adversely affect its interests under this Agreement. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

                           11.  AMENDED SUMMARY OF RIGHTS.  Exhibit A to this
Amendment sets forth a Summary of Rights to Purchase Preferred Stock (As Amended as of January 21, 1997) that updates and replaces the Summary of Rights to Purchase Preferred Stock (As Amended as of June 10, 1991) attached as Schedule 1 to the First Amendment to Amended and Restated Rights Agreement, dated as of June 10, 1991, to reflect the amendments contained in this Amendment.

                           12.  EFFECTIVENESS.  This Amendment shall be deemed
to be in force and effective as of the date hereof. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall otherwise be unaffected hereby.


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                           13.  MISCELLANEOUS.

                           (a)  This Amendment shall be binding upon and shall
inure to the benefit of each of the parties and their respective successors and assigns.

                           (b)  Unless otherwise defined herein, each of the
defined terms used herein shall have the same meaning given to it in the Rights Agreement.

                           (c)  This Amendment shall be deemed to be a contract
made under the substantive laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the substantive laws of that State applicable to contracts made and to be performed entirely within that State.

                           IN WITNESS WHEREOF, the Company and the Rights Agent
have caused this Amendment to be duly executed as of the day and year first above written.


                                            OGLEBAY NORTON COMPANY


Attest: /s/ David G. Slezak                 By: /s/ R. Thomas Green, Jr.
       -----------------------------           --------------------------
       David G. Slezak                         R. Thomas Green, Jr.
       Secretary and Director of               Chairman of the Board, President
       Legal Affairs                           and Chief Executive Officer


                                            KEYBANK NATIONAL ASSOCIATION,
                                            successor by merger to and
                                            formerly known as SOCIETY
                                            NATIONAL BANK As Rights Agent


                                            By: /s/ Caroline Lukez-Byrne
                                               ---------------------------
                                               Name:  Caroline Lukez-Byrne
                                               Title: Assistant Vice President

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                                                                     EXHIBIT A

                      SUMMARY OF AMENDED RIGHTS TO PURCHASE
                                 PREFERRED STOCK

                On August 26, 1987, the Board of Directors of Oglebay Norton Company (the "Company") declared a dividend consisting of one Right for each outstanding share of Common Stock with a par value of $1 per share (the "Common Stock") of the Company. The initial distribution was paid on September 7, 1987 (the "Record Date") to stockholders of record as of the Record Date and one right has been issued with respect to each share of Common Stock issued by the Company after the Record Date. Following the Shares Acquisition Date (as hereinafter defined), each Right entitles the registered holder (other than an Acquiring Person (as hereinafter defined)) to purchase from the Company one one-hundredth of a share of Series C $10.00 Preferred Stock (the "Preferred Stock") at a price of $130.00 (the "Purchase Price"), subject to adjustment, or, under conditions described below, to acquire one one-hundredth of a share of Preferred Stock for an exercise price of $5.00 per share (the "Exercise Price"). The description and terms of the Rights are set forth in an Amended and Restated Rights Agreement between the Company and KeyBank National Association, successor by merger to and formerly known as Society National Bank, as Rights Agent (the "Rights Agent"), adopted by the Company on February 22, 1989, and subsequently amended (as amended, the "Rights Agreement").

                Until such time as a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the shares of Common Stock then outstanding (the "Shares Acquisition Date"), each of the Rights will be evidenced by the certificate for the associated share of Common Stock.

                The Rights Agreement provides that, until the Shares Acquisition Date, the Rights will be transferred with and only with the shares of Common Stock. Until the Shares Acquisition Date (or the earlier redemption or expiration of the Rights), the surrender for transfer of any Common Stock certificates will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificates. As soon as practicable following the Shares Acquisition Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the shares of Common Stock as of the close of business on the Shares Acquisition Date, and such separate Right Certificates alone will evidence the Rights.

                The Rights are not exercisable until the Shares Acquisition Date. The Rights will expire at the close of business on December 18, 2006 unless earlier redeemed by the Company as described below.

                Upon the occurrence of a Triggering Event (as defined in the Rights Agreement), each holder of a Right, other than Rights that were or are beneficially owned by the Acquiring Person (which will thereafter be void), shall have the right to


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receive, upon exercise of the Right and payment of the Exercise Price, one one-hundredth of a share of Preferred Stock of the Company.

                The Purchase Price and the Exercise Price, and the number of shares of Preferred Stock or other securities issuable upon exercise of the Rights, are subject to adjustment from time to time to prevent dilution.

                Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

                At any time prior to the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.05 per Right (the "Redemption Price"); except that, the Rights may not be redeemed on or after the date of the commencement by any Person of a tender offer or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such redemption is approved by a majority of the Continuing Directors (as defined in the Rights Agreement) and the Continuing Directors constitute a majority of the Board of Directors. Immediately upon the action of the Board of Directors of the Company, or the Continuing Directors, as the case may be, electing to redeem the Rights, the Company shall make announcement thereof, and the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

                The provisions of the Rights Agreement may be amended by the Board of Directors in order to cure any ambiguity, to correct any defect or inconsistency or, prior to the Shares Acquisition Date, to make changes deemed to be in the interest of the Company and its stockholders, except that, the Rights Agreement may not be amended (other than to cure an ambiguity or to correct a defect or inconsistency) on or after the date of the commencement by any Person of a tender offer or exchange offer if, upon consummation thereof, such Person would be an Acquiring Person unless such amendment is approved by a majority of the Continuing Directors and the Continuing Directors constitute a majority of the Board of Directors.

                A copy of the Rights Agreement has been, and any future amendments thereto will be, filed with the Securities and Exchange Commission as an Exhibit to the Company's Application for Registration of Rights to Purchase shares of Common Stock on Form 8-A or amendments thereto. A copy of the Rights Agreement is available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.


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